Exhibit 31.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO RULE 13a-14(a) or 15d-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO SECTION 302 OF THE
SARBANES-OXLEY ACT OF 2002

I, George C. Nicholson, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of HRG Group, Inc. for the fiscal year ended September 30, 2015; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 13, 2016

/s/ GEORGE C. NICHOLSON
George C. Nicholson
Senior Vice President, Chief Accounting Officer and Acting Chief Financial Officer